UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CPG CARLYLE COMMITMENTS FUND, LLC
CPG CARLYLE COMMITMENTS MASTER FUND, LLC

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CENTRAL PARK GROUP

Important investment information enclosed.

Please respond.

S38974-EPB

Your vote is very important. Please vote today.

The Joint Special Meeting of Members will be held on February 18, 2022. Whether or not you plan to attend the meeting virtually, your vote is very important. You can vote online, by telephone, or mail.

Simply follow the instructions on the enclosed proxy card(s). For your convenience, we’ve highlighted where you can find your unique Control Number(s).

If you invested in more than one fund, proxy cards for each investment are enclosed. Please vote with each enclosed proxy card.

FOUR WAYS TO VOTE

ONLINE	PHONE	QR CODE	MAIL

WWW.PROXYVOTE.COM Please have your proxy card(s) in hand when accessing the website. There are easy-to-follow directions to help you vote.

WITHOUT PROXY CARD(S)

Call 1-800-574-6506 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist.

WITH PROXY CARD(S)

Call 1-800-690-6903 to vote using an automated system with your control number(s).

	WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the proxy card(s) enclosed.	BY MAIL Mark, sign and date your proxy card(s) and return in the postage-paid envelope provided.

Central Park Group will make a charitable donation to Ronald McDonald House New York in the amount of $1 per Member that votes. Ronald McDonald House New York provides temporary housing and support services for families battling pediatric cancer and other serious illnesses as they travel to New York City for potentially lifesaving treatment.

CPG Carlyle Commitments Fund, LLC • CPG Carlyle Commitments Master Fund, LLC

YOUR VOTE IS NEEDED!

On February 18, 2022, a Joint Special Meeting of Members of the above-mentioned Funds will be held to approve matters relating to the proposed acquisition by Macquarie Management Holdings, Inc. of Central Park Group, LLC, the parent company of the Funds' investment adviser. The matters to be voted on are described further in the enclosed proxy materials. We kindly request that you review these materials and cast your vote(s) by proxy in advance of the meeting date to ensure that a quorum is achieved.

Your vote and participation are very important to us, no matter the size of your investment. If you do not vote, we may have difficulty achieving a quorum and obtaining the necessary Member approvals. If you invested in more than one fund, proxy cards for each investment are enclosed. Please vote with each enclosed proxy card.

Central Park Group, LLC will make a charitable donation to Ronald McDonald House New York in the amount of $1 per Member that votes. Ronald McDonald House New York provides temporary housing and support services for families battling pediatric cancer and other serious illnesses as they travel to New York City for potentially lifesaving treatment Please review the enclosed proxy materials carefully and vote using any one of the methods described below. Your prompt response will help us meet approval requirement s before the meeting. If you have any questions about voting, please call our proxy solicitor, Broadridge, at 1-800-574-6506.

Thank you for your continued support.

Sincerely,

Mitchell A Tanzman

Co-Chief Executive Officer

Co-Chief Investment Officer

Central Park Group, LLC

FOUR WAYS TO VOTE

ONLINE	PHONE	QR CODE	MAIL

WWW.PROXYVOTE.COM Please have your proxy card(s) in hand when accessing the website. There are easy-to-follow directions to help you vote.

WITHOUT PROXY CARD(S)

Call 1-800-574-6506  Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist

WITH PROXY CARD(S)

Call 1-80 0 -690 -690 3 to vote using an automated system with your control number(s).

	WITH A SMARTPHONE Vote by scanning the Quick Response Code or "QR Code" on the proxy card(s) enclosed.	BY MAIL Mark, sign your proxy card(s) and return in the postage-paid envelope provided.

S38974-LTR